FOR IMMEDIATE RELEASE

CONTACTS:
Nu Skin Enterprises
Charles Allen (investors)
(801) 345-6110, callen@nuskin.com
Kara Schneck (media)
(801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS THIRD QUARTER 2004 RESULTS

PROVO, Utah — Oct. 26, 2004 — Nu Skin Enterprises, Inc. (NYSE: NUS) reported 13 percent year-over-year revenue growth and 53 percent earnings per share growth for the quarter ended Sept. 30, 2004. Excluding a one-time $0.04 per share restructuring charge in 2003, earnings per share growth would have been 26 percent. Revenue growth was driven by a 25 percent increase in active distributors and a 14 percent increase in executive distributors. Revenue and earnings were also positively impacted by significant year-over-year growth in Greater China, continued momentum in the United States business, and foreign currency fluctuations.

Financial Results

For the quarter ended Sept. 30, 2004, Nu Skin Enterprises’ revenue was $283.3 million compared to $250.2 million in the third quarter of 2003. Net income was $20.9 million, and earnings per share were $0.29 for the third quarter, compared to net income of $15.1 million and earnings per share of $0.19 for the same period in 2003. Third quarter 2003 results were negatively impacted by a $5.6 million one-time restructuring charge. Revenue for the quarter was positively impacted 3 percent by favorable foreign currency fluctuations.

For the nine months ended Sept. 30, 2004, revenue increased 17 percent over prior-year results to $831.5 million, while net income improved to $55.7 million compared to $44.7 million in the prior year. Earnings per share for the first nine months of 2004 improved 38 percent to $0.76, up from $0.55 in 2003. Excluding a one-time charge in the third quarter of 2003, earnings per share growth would have been 29 percent for the nine-month period. Revenue in the first nine months of the year was positively impacted 4 percent by favorable foreign currency fluctuations.

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Nu Skin Enterprises
Oct. 26, 2004

“As reported on October 4th, we posted positive year-over-year revenue growth in nearly all of our markets around the world,” stated Truman Hunt, chief executive officer. “Our final revenue and earnings per share for the quarter came in slightly better than expected. In the United States, the Pharmanex BioPhotonic Scanner, combined with our emphasis on our subscription ordering program, delivered 26 percent core business revenue growth. As anticipated, Japan revenue declined year-over-year, but we remain optimistic that the launch of the BioPhotonic Scanner and other initiatives will generate revenue growth in this market in 2005. Third-quarter China revenue of $26.6 million was an increase of 147 percent year-over-year. We anticipate new direct selling regulations will be announced in the next few months, and we remain confident that China will become a much larger market for us.”

Regional Results

North Asia.  Third quarter revenue in North Asia was $156.4 million, down 1 percent compared to the same period in 2003. Local currency revenue in Japan was down 8 percent, while South Korea experienced year-over-year revenue growth of 3 percent. The year-over-year results in Japan were due primarily to a decline in personal care sales. The executive and active distributor counts in the region decreased 7 percent and increased 1 percent, respectively, compared to prior-year results.

Greater China.  Third quarter revenue in Greater China increased 73 percent to $60.3 million. During the third quarter, sales in Mainland China grew 147 percent, but were down slightly on a sequential basis. Hong Kong revenue was up 104 percent, and Taiwan posted 18 percent sales growth compared to the same period in 2003. During the quarter the company hosted a successful convention in Hong Kong with more than 10,000 sales people in attendance, with 5,000 coming from Mainland China. Hong Kong results include approximately $2 million in revenue from Mainland China sales representatives purchasing product for personal use while attending the convention. The executive distributor count was up 90 percent and active distributors in the region increased 97 percent, when compared to the third quarter of 2003.

North America.  Revenue in North America was $36.1 million, a 20 percent improvement over the third quarter of 2003. The continued focus on retention and customer loyalty efforts – due in part to the positive impact of the monthly subscription ordering program and the Pharmanex® BioPhotonic Scanner – helped boost results in the United States, with Pharmanex revenue up 43 percent. Nu Skin revenue in

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Nu Skin Enterprises
Oct. 26, 2004

the United States increased 8 percent compared to the prior-year period. The executive and active distributor counts in North America improved 18 and 22 percent, respectively, over prior-year results.

South Asia/Pacific.  Revenue in South Asia/Pacific was up 8 percent in the third quarter to $20.7 million. Combined Singapore and Malaysia revenue grew 15 percent, including a 4 percent benefit from expansion into Brunei. The third quarter executive count increased 6 percent and the active distributor count increased 4 percent, compared to the same period in 2003.

Other Markets.  Revenue from the company’s other markets was up 18 percent to $9.7 million in the third quarter with strong growth coming from both Europe and Latin America. The executive and active distributor counts in these markets increased 16 and 20 percent, respectively, compared to the third quarter of 2003.

Division Results

Nu Skin.   Third quarter personal care revenue was $131.5 million, up 9 percent compared to prior-year results. The improvement was primarily due to year-over-year growth in Mainland China.

Pharmanex.   Nutrition revenue increased 20 percent compared to the prior-year period to $146.2 million for the third quarter of 2004. Pharmanex revenue was positively impacted by an increased focus on retention programs as well as the rollout of the Pharmanex® BioPhotonic Scanner in several international markets.

Big Planet.  Due primarily to the divestiture of unprofitable products and services in the third quarter of 2003, Big Planet revenue decreased to $5.6 million for the third quarter.

Operational Performance

The company’s gross margin was 83.2 percent, improving approximately 70 basis points compared to the third quarter of 2003. The year-over-year improvement was due to the discontinuation of low-margin Big Planet products and services, strong gross margins in Mainland China, as well as favorable foreign currency exchange rates. Selling expenses as a percent of sales increased 100 basis points to 43 percent. The year-over-year increase was due primarily to higher selling expenses in China and Japan. Third quarter general and administrative expenses as a percent of revenue were 28.3 percent and the operating margin was 11.9 percent.

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Nu Skin Enterprises
Oct. 26, 2004

The company posted a $0.5 million loss in other income in the quarter primarily due to $1.5 million in interest expense. Earnings per share for the quarter were positively impacted by the repurchase of approximately 13.9 million shares of common stock since October 2003. The company’s cash position at the end of the quarter was $123.6 million, with $30.9 million of cash flow generated from operations and $5.6 million paid in dividends for the quarter.

Outlook

“In Japan, we believe the November convention and the new products and distributor tools to be launched at this event will be a catalyst for growth in this market,” continued Hunt. “In addition to the much anticipated launch of the Pharmanex BioPhotonic Scanner, the market will also introduce key personal care and nutritional products. Also, in conjunction with the Scanner launch, we are modifying elements of our compensation plan to align with previously successful modifications in the U.S., Taiwan, Hong Kong and several other markets.

“In Mainland China, we anticipate that the new direct selling regulations will be finalized in the next few months. While no timeline for implementation of the regulations has been announced, we expect direct selling licenses will begin to be issued in mid-2005. In anticipation of these events, we are continuing to expand our presence in China by opening retail stores in new cities and provinces. We also look forward to the upcoming launch of the Pharmanex product portfolio, as well as the BioPhotonic Scanner in the first part of 2005.

“We continue to project fourth quarter revenue of $285 to $290 million. This would yield earnings per share of $0.27 to $0.29. Fourth-quarter results include the impact of a $4 million expense associated with the Japan convention, an event last held in the first quarter of 2003. In 2005, overall revenue growth is dependent on the Scanner’s success in Japan and maximizing results under the new direct selling regulations in China during the course of the year. For modeling purposes, we anticipate top-line revenue growth of 5 to 7 percent, and earnings per share growth of 10 to 15 percent. This forecast assumes China revenue in the $130 to $140 million range, slight local currency revenue growth in Japan, and a yen rate of 112 to the U.S. dollar, which is a 2 percent negative currency impact in 2005.”

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Nu Skin Enterprises
Oct. 26, 2004

The company’s management will host a webcast with investors on Oct. 26, 2004 at 10 a.m. (EDT). Those wishing to access the webcast can visit the Investor Relations web page on Nu Skin Enterprises’ website, www.nuskinenterprises.com. The archive of the webcast will be available at this same URL through Nov. 12, 2004.

The Company

Nu Skin Enterprises, Inc. is a global direct selling company operating in 38 markets throughout Asia, the Americas, and Europe. The company markets premium quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology products and services under the Big Planet® brand. Nu Skin, Pharmanex, and Big Planet are registered trademarks of the company and its affiliates.

Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” Nu Skin Enterprises’ press releases are available online at www.nuskinenterprises.com.

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Nu Skin Enterprises
Oct. 26, 2004

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) the company’s plans to introduce the Pharmanex®BioPhotonic Scanner in Japan and China; (ii) the company’s plans to launch its Pharmanex products into China early next year; (iii) the company's belief that the BioPhotonic Scanner launch and other initiatives in Japan and China as well as new direct selling regulations in China will promote growth in these markets; and (iv) financial projections for the fourth quarter of 2004, and the year 2005. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) continued regulatory scrutiny in China which has from time to time in the past, and could in the future, negatively impact the company’s business, including the suspension of sales activities in stores and the imposition of fines; (b) any inability of the company to effectively manage rapid growth in China, including training and management of a large employed sales force, and regulatory risks associated with any failure of such sales force to comply with applicable company policies and government regulations; (c) risks that the Chinese government fails to adopt favorable direct selling regulations, or adopts regulations that negatively impact the company's business, or that the company is unable to obtain a direct selling license under these regulations; (d) any inability to obtain necessary product registrations for its Pharmanex products in a timely manner; (e) regulatory risks associated with the Pharmanex® BioPhotonic Scanner, which could delay or inhibit the company’s use of the BioPhotonic Scanner if it is determined to be a medical device in any market; (f) risks that could adversely impact the company’s operations or financial results in its markets, including its largest market, Japan, such as any continuation or increase in the impact of negative market conditions on the company’s business, material decreases in executive level and active distributors, adverse changes in exchange rates, or the company’s failure to execute effective initiatives in these markets; (g) any failure of planned initiatives or products, including the introduction of the BioPhotonic Scanner in Japan, to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (h) adverse publicity related to the company’s business, products or industry; and (i) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Amendment No. 1 to Registration Statement on Form S-3 filed on September 16, 2004. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

(Financial Tables to Follow)

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Nu Skin Enterprises
Oct. 26, 2004

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income
For the Third Quarters Ended September 30, 2004 and 2003
(in thousands, except per share amounts)

	2004	2003
Revenue
North Asia	$ 156,448	$ 157,847
Greater China	60,303	34,783
North America	36,123	30,127
Southeast Asia/Pacific	20,729	19,207
Other Markets	9,710	8,221

Total revenue	283,313	250,185

Cost of sales	47,641	43,697

Gross profit	235,672	206,488

Operating expenses:
Selling expenses	121,824	105,044
General and administrative expenses	80,200	71,395
Net restructuring and other charges	—	5,592

Total operating expenses	202,024	182,031

Operating income	33,648	24,457

Other income (expense), net	(464)	(433)

Income before provision for income taxes	33,184	24,024
Provision for income taxes	12,278	8,889

Net income	$ 20,906	$ 15,135

Net income per share:
Basic	$ 0.30	$ 0.19
Diluted	$ 0.29	$ 0.19

Weighted average number of shares outstanding:
Basic	70,511	80,301
Diluted	72,554	81,733

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Nu Skin Enterprises
Oct. 26, 2004

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income
For the Nine Months Ended September 30, 2004 and 2003
(in thousands, except per share amounts)

	2004	2003
Revenue:
North Asia	$ 466,048	$ 442,623
Greater China	167,045	91,857
North America	109,731	95,646
South Asia/Pacific	60,816	55,137
Other Markets	27,902	25,274

Total revenue	831,542	710,537

Cost of sales	139,070	130,598

Gross profit	692,472	579,939

Operating expenses:
Selling expenses	355,804	290,572
General and administrative expenses	244,216	213,865
Net restructuring and other charges	—	5,592

Total operating expenses	600,020	510,029

Operating income	92,452	69,910

Other income (expense), net	(4,031)	1,108

Income before provision for income taxes	88,421	71,018
Provision for income taxes	32,716	26,276

Net income	$ 55,705	$ 44,742

Net income per share:
Basic	$ 0.78	$ 0.56
Diluted	$ 0.76	$ 0.55

Weighted average number of shares outstanding:
Basic	71,081	80,493
Diluted	73,089	81,834

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Nu Skin Enterprises
Oct. 26, 2004

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets
(in thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$ 123,598	$ 122,568
Accounts receivable	15,880	15,054
Inventories, net	88,433	83,338
Prepaid expenses and other	45,922	60,163

	273,833	281,123

Property and equipment, net	67,793	60,528
Goodwill	111,331	118,768
Other intangible assets, net	62,036	67,572
Other assets	60,946	63,068

Total assets	$ 575,939	$ 591,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 16,565	$ 18,816
Accrued expenses	94,814	95,068
Current portion of long-term debt	22,596	17,915

	133,975	131,799

Long-term debt	140,637	147,488
Other liabilities	19,983	21,524

Total liabilities	294,595	300,811

Stockholders' equity:
Class A common stock	70	71
Additional paid-in capital	(112,376)	(68,191)
Accumulated other comprehensive loss	(66,047)	(70,849)
Retained earnings	461,512	431,615
Deferred compensation	(1,815)	(2,398)

	281,344	290,248

Total liabilities and stockholders' equity	$ 575,939	$ 591,059

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Nu Skin Enterprises
Oct. 26, 2004

NU SKIN ENTERPRISES, INC.
Distributor Growth by Market

	As of September 30, 2004		As of September 30, 2003		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive
North Asia	315,000	15,711	312,000	16,852	1.0%	(6.8%	)
Greater China**	258,000	8,548	131,000	4,508	96.9%	89.6%
North America	133,000	3,134	109,000	2,657	22.0%	18.0%
South Asia/Pacific	73,000	2,174	70,000	2,060	4.3%	5.5%
Other Markets	36,000	1,161	30,000	999	20.0%	16.2%

Total	815,000	30,728	652,000	27,076	25.0%	13.5%

*	Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.

**	Following the opening of the company’s retail business in Mainland China during 2003, active distributors include 183,000 and 62,000 preferred customers in Mainland China and executive distributors include 5,452 and 1,832 employed, full-time sales representatives for the quarters ended September 30, 2004 and 2003, respectively.

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